Exhibit 99.1

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) sets forth selected historical consolidated financial information for Halcón Resources Corporation (the “Company” or “Halcón”) and gives effect to the anticipated divestiture of the Company’s Williston Basin operated assets (the “Williston Divestiture”) and the anticipated repurchase of the Company’s 12.0% second lien notes and 50% of its 6.75% unsecured notes using the net proceeds resulting from the Williston Divestiture and repayment of the outstanding balance on the Company’s revolving credit facility (the “Debt Repurchase”).The Williston Divestiture and Debt Repurchase were announced on July 11, 2017. The Pro Forma Financial Information also presents historical events as previously reported in the Company’s Form 8-K filed on March 9, 2017. The information contained in the previously filed Form 8-K includes the effects of the purchase and sale agreement with Samson Exploration, LLC to acquire 20,901 net acres and related assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas (“Acquired Properties”) and related automatically convertible preferred stock financing, fresh-start accounting adjustments resulting from emergence from reorganization under Chapter 11, the HK TMS Divestiture (defined below), and the divestiture of the Company’s East Texas Eagle Ford assets (“Eagle Ford Divestiture”). All pro forma events are described below in greater detail. The historical data provided for the year ended December 31, 2016 is derived from the audited annual consolidated financial statements included in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on March 1, 2017. The historical data provided as of and for the six months ended June 30, 2017 is derived from the unaudited condensed consolidated financial statements included in Halcón’s Form 10-Q for the period ended June 30, 2017, which was filed on August 3, 2017.

The unaudited pro forma condensed combined statements of operations are presented for the fiscal year ended December 31, 2016 and for the six months ended June 30, 2017.  The unaudited pro forma condensed combined balance sheet is presented as of June 30, 2017. The Pro Forma Financial Information is provided for informational and illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2016 and Halcón’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017. Additionally, refer to the Current Report on Form 8-K filed on March 2, 2017 and on October 5, 2016 for Pro Forma Financial Information presented in connection with the Acquired Properties and HK TMS Divestiture, respectively. The Acquired Properties’ audited statements of revenues and direct operating expenses for the years ended December 31, 2016 and 2015 are included as Exhibit 99.1 to the Form 8-K filed on March 2, 2017.

The pro forma adjustments, as described in the notes to the Pro Forma Financial Information, are based on currently available information. Management believes such adjustments are reasonable, factually supportable and directly attributable to the events and transactions described below. The unaudited pro forma condensed combined balance sheet reflects the impact of the Williston Divestiture and Debt Repurchase as if they had been completed on June 30, 2017. The unaudited pro forma condensed combined statements of operations gives effect to the Williston Divestiture and Debt Repurchase, the Eagle Ford Divestiture, the fresh-start accounting adjustments arising from emergence from reorganization under Chapter 11, the HK TMS Divestiture, the Acquired Properties and related equity financing and as if they had been completed on January 1, 2016, and only includes adjustments which have an ongoing impact. Note that because depletion is recalculated under full cost rules to give cumulative effect to all acquisitions and dispositions of evaluated oil and natural gas properties, the pro forma financial information presented herein may not be directly comparable to pro forma financial information giving effect only to earlier transactions.

The Pro Forma Financial Information does not purport to represent what the Company’s actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of the Company’s future financial condition or consolidated results of operations.

The Pro Forma Financial Information gives effect to the following:

•            Williston Divestiture.  Halcón entered into a purchase and sale agreement to sell its Williston Basin operated assets for $1.4 billion. The Williston Divestiture is subject to customary closing conditions and is anticipated to close in September 2017. The purchase price is subject to adjustment for (i) proration of expenses, capital expenditures and revenues as of the effective time, (ii) title and environmental defects, and (iii) other purchase price adjustments customary in oil and natural gas purchase and sale agreements.

•            Debt Repurchase. The Company will use a portion of the proceeds from the Williston Divestiture to repurchase the Company’s outstanding 12.0% second lien notes and expects to repurchase 50% of the outstanding 6.75% unsecured notes pursuant to an offer to repurchase that will be under the Indenture governing such notes as supplemented to accommodate the Williston Divestiture and to pay off the outstanding balance on the revolving credit facility.

•            Eagle Ford Divestiture. Halcón entered into a purchase and sale agreement to sell its East Texas Eagle Ford assets for $500 million. The transaction closed on March 9, 2017.

•            Fresh-Start Accounting.  Halcón adopted fresh-start accounting as of September 9, 2016, the effective date of its emergence from reorganization under Chapter 11, resulting in the Company becoming a new entity for financial reporting purposes. Upon the adoption of fresh-start accounting, Halcón’s assets and liabilities were recorded at their fair values as of the fresh-start reporting date and liabilities subject to compromise of the predecessor entity were either reinstated or forgiven as part of the reorganization through an exchange of equity or equity-linked instruments.

•            HK TMS Divestiture.  On September 30, 2016 (“the Effective Time”), certain wholly owned subsidiaries (“the Sellers”) of Halcón executed an Assignment and Assumption Agreement with an affiliate of Apollo Global Management (the “Buyer”) pursuant to which the Sellers assigned to Buyer, as of the Effective Time, one hundred percent (100%) of the common shares (the “Membership Interests”) of HK TMS LLC (“HK TMS”), which transaction is referred to as the “HK TMS Divestiture.” In exchange for the assignment of the Membership Interests, the Buyer assumed all obligations relating to the Membership Interests of HK TMS from and after the Effective Time.

•            The Acquired Properties.  On January 18, 2017, Halcón Energy Properties, Inc. entered into a purchase and sale agreement with Samson Exploration, LLC  to acquire 20,901 net acres in the Southern Delaware Basin for $705 million. The transaction closed on February 28, 2017.

•            Equity Financing of Preferred Stock.  To fund a portion of the purchase price for the Acquired Properties, the Company sold 5,518 shares to investors of 8% automatically convertible preferred stock, par value $0.0001 per share. The preferred stock converted in April 2017 at a conversion ratio of 10,000 common shares for each share of preferred stock.

The preparation of the Pro Forma Financial Information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. The Company applied the acquisition method of accounting for business combinations whereby the Company is required to record the assets acquired and liabilities assumed in the acquisition at their estimated fair values as of the closing date.  The fair value adjustments associated with the assets and liabilities used in the preparation of the unaudited pro forma condensed combined financial statements included herein should be considered preliminary and actual results could vary materially. Adjustments related to the Acquired Properties do not reflect any of the synergies and cost reductions that may result.

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of June 30, 2017
	(in thousands except share and per share data)
	Successor
	Consolidated Halcón Resources Historical	Williston Divestiture		Debt Repurchase		Halcón Resources Pro Forma
Current assets:
Cash	$21	$1,400,000	(1)	$(744,847	)(5)	$655,174
Accounts receivable	124,250	—		—		124,250
Receivables from derivative contracts	26,389	—		—		26,389
Prepaids and other	6,839	—		—		6,839
Total current assets	157,499	1,400,000		(744,847)		812,652
Oil and natural gas properties (full cost method):
Evaluated	1,326,160	(635,829	)(2)	—		690,331
Unevaluated	1,053,408	(285,506	)(2)	—		767,902
Gross oil and natural gas properties	2,379,568	(921,335)		—		1,458,233
Less - accumulated depletion	(527,654)	—		—		(527,654)
Net oil and natural gas properties	1,851,914	(921,335)		—		930,579
Other operating property and equipment:
Gas gathering and other operating assets	67,595	(12,109	)(2)	—		55,486
Less - accumulated depreciation	(3,041)	991	(2)	—		(2,050)
Net other operating property and equipment	64,554	(11,118)		—		53,436
Other noncurrent assets:
Receivables from derivative contracts	5,477	—		—		5,477
Funds in escrow and other	1,906	—		—		1,906
Total assets	$2,081,350	$467,547		$(744,847)		$1,804,050

Current liabilities:
Accounts payable and accrued liabilities	$223,305	$—		$—		$223,305
Liabilities from derivative contracts	280	—		—		280
Other	4,704	(4,425	)(3)	—		279
Total current liabilities	228,289	(4,425)		—		223,864
Long-term debt, net	1,093,548	—		(676,534	)(5)	417,014
Other noncurrent liabilities:
Liabilities from derivative contracts	363	—		—		363
Asset retirement obligations	26,980	(9,149	)(2)	—		17,831
Other	141	(141	)(3)	—		—
Commitments and contingencies
Stockholders’ equity:
Common stock: 1,000,000,000 shares of $0.0001 par value authorized	15	—		—		15
Additional paid-in capital	1,002,469	—		—		1,002,469
Retained earnings (accumulated deficit)	(270,455)	481,262	(4)	(68,313	)(5)	142,494
Total stockholders’ equity	732,029	481,262		(68,313)		1,144,978
Total liabilities and stockholders’ equity	$2,081,350	$467,547		$(744,847)		$1,804,050

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

	Six Months Ended June 30, 2017
	(in thousands except per share data)
	Successor
	Consolidated Halcón Resources Historical	Eagle Ford Divestiture		Equity Financing		Acquired Properties		Williston Divestiture		Debt Repurchase		Halcón Resources Pro Forma
Operating revenues	$255,735	$(17,202	)(6)	$—		$7,902	(12)	$(197,229	)(16)	$—		$49,206

Operating expenses:
Production:
Lease operating	41,024	(3,044	)(7)	—		993	(13)	(28,470	)(17)	—		10,503
Workover and other	18,569	(15	)(7)	—		—		(17,721	)(17)	—		833
Taxes other than income	22,303	(999	)(7)	—		358	(13)	(17,862	)(17)	—		3,800
Gathering and other	23,754	(341	)(7)	—		254	(13)	(16,416	)(17)	—		7,251
Restructuring	805	—		—		—		—		—		805
General and administrative	47,771	—		—		—		—		—		47,771
Depletion, depreciation and accretion	64,848	(184	)(8)	—		227	(14)	(51,910	)(18)	—		12,981
(Gain) loss on sale of oil and natural gas properties	(235,690)	235,690	(9)	—		—		—		—		—
Total operating expenses	(16,616)	231,107		—		1,832		(132,379)		—		83,944
Income (loss) from operations	272,351	(248,309)		—		6,070		(64,850)		—		(34,738)
Other income (expenses):
Net gain (loss) on derivative contracts	50,554	—		—		—		—		—		50,554
Interest expense and other, net	(44,478)	—		—		—		—		29,397	(20)	(15,081)
Gain (loss) on extinguishment of debt	(56,898)	—		—		—		—		—		(56,898)
Total other income (expenses)	(50,822)	—		—		—		—		29,397		(21,425)
Income (loss) before income taxes	221,529	(248,309)		—		6,070		(64,850)		29,397		(56,163)
Income tax benefit (provision)	(12,000)	12,000	(10)	—		—		—		—		—
Net income (loss)	209,529	(236,309)		—		6,070		(64,850)		29,397		(56,163)
Non-cash preferred dividend	(48,007)	—		48,007	(11)	—		—		—		—
Net income (loss) available to common stockholders	$161,522	$(236,309)		$48,007		$6,070		$(64,850)		$29,397		$(56,163)

Net income (loss) per share of common stock:
Basic	$1.37											$(0.48)
Diluted	$1.37											$(0.48)

Weighted average common shares outstanding:
Basic shares outstanding	117,554											117,554
Diluted shares outstanding	118,209											117,554

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

	Period from January 1, 2016 through September 9, 2016	Period from September 10, 2016 through December 31, 2016	Year Ended December 31, 2016
	Predecessor	Successor	(in thousands except per share data)
	Consolidated Halcón Resources Historical	Consolidated Halcón Resources Historical	Fresh-Start Accounting Adjustments		HK TMS, LLC Divestiture		Eagle Ford Divestiture		Equity Financing		Acquired Properties		Williston Divestiture		Debt Repurchase		Halcón Resources Pro Forma
Operating revenues	$266,843	$153,362	$—		$(5,754	)(26)	$(98,228	)(6)	$—		$35,195	(12)	$(269,219	)(16)	$—		$82,199

Operating expenses:
Production:
Lease operating	50,032	22,382	—		(1,222	)(27)	(12,580	)(7)	—		3,743	(13)	(45,139	)(17)	—		17,216
Workover and other	22,507	10,510	—		(25	)(27)	(219	)(7)	—		230	(13)	(32,342	)(17)	—		661
Taxes other than income	24,453	12,364	—		(141	)(27)	(6,909	)(7)	—		1,886	(13)	(24,813	)(17)	—		6,840
Gathering and other	29,279	14,677	—		(7	)(27)	(3,699	)(7)	—		1,658	(13)	(24,723	)(17)	—		17,185
Restructuring	5,168	—	—		—		—		—		—		—		—		5,168
General and administrative	83,641	41,395	—		(90	)(27)	—		—		—		—		—		124,946
Depletion, depreciation and accretion	120,555	46,899	57,498	(22)	(4,539	)(28)	(47,299	)(8)	—		16,104	(14)	(146,875	)(18)	—		42,343
Full cost ceiling impairment	754,769	420,934	—		(83,941	)(28)	(240,178	)(8)	—		—		(842,529	)(18)	—		9,055
Other operating property and equipment impairment	28,056	—	—		—		—		—		—		—		—		28,056
Total operating expenses	1,118,460	569,161	57,498		(89,965)		(310,884)		—		23,621		(1,116,421)		—		251,470
Income (loss) from operations	(851,617)	(415,799)	(57,498)		84,211		212,656		—		11,574		847,202		—		(169,271)
Other income (expenses):
Net gain (loss) on derivative contracts	(17,998)	(27,740)	—		—		—		—		—		—		—		(45,738)
Interest expense and other, net	(122,249)	(28,861)	83,595	(23)	(5,476	)(29)	—		—		—		—		42,776	(20)	(30,215)
Reorganization items	913,722	(2,049)	(911,673	)(24)	—		—		—		—		—		—		—
Gain (loss) on extinguishment of debt	81,434	—	—		—		—		—		—		—		—		81,434
Total other income (expenses)	854,909	(58,650)	(828,078)		(5,476)		—		—		—		—		42,776		5,481
Income (loss) before income taxes	3,292	(474,449)	(885,576)		78,735		212,656		—		11,574		847,202		42,776		(163,790)
Income tax benefit (provision)	8,666	(4,744)	(16,719	)(25)	1,930	(30)	(11,601	)(10)	—		(5,536	)(15)	(32,518	)(19)	(8,555	)(21)	(69,077)

Net income (loss)	11,958	(479,193)	(902,295)		80,665		201,055		—		6,038		814,684		34,221		(232,867)
Series A preferred dividends	(8,847)	—	—		—		—		—		—		—		—		(8,847)
Preferred dividends and accretion on redeemable noncontrolling interest	(35,905)	(791)	—		36,696	(31)	—		—		—		—		—		—
Non-cash preferred dividend	—	—	—		—		—		(48,007	)(11)	—		—		—		(48,007)
Net income (loss) available to common stockholders	$(32,794)	$(479,984)	$(902,295)		$117,361		$201,055		$(48,007)		$6,038		$814,684		$34,221		$(289,721)

Net income (loss) per share of common stock:
Basic & diluted	$(0.27)	$(5.26)															$(1.98)
Weighted average common shares outstanding:
Basic & diluted shares outstanding	120,513	91,228							55,180	(11)							146,408

Adjustments to the Unaudited Pro Forma Condensed Combined Financial Statements

Balance sheet adjustments

•                  Williston Divestiture

1.              Reflects the anticipated receipt of $1.4 billion gross proceeds from the disposition.

2.              Represents the removal of assets and asset retirement obligations attributable to the Williston Divestiture. The estimated reduction of evaluated oil and natural gas properties reflects the current expectation that the Williston Divestiture will meet the requirements set forth in Regulation S-X rule 4-10(c)(6)(i) which necessitates the allocation of capitalized costs between the properties sold and properties retained. Unevaluated oil and natural gas properties, other operating assets and asset retirement obligations related to the Williston Divestiture are removed at net book value.

3.              Reflects the removal of the intangible liability related to the Company’s active rig contract in the Williston Basin established upon emergence from reorganization under Chapter 11.

4.              Reflects an estimated gain on sale of oil and natural gas properties of $476.7 million and gain on removal of an intangible liability of $4.6 million. Currently, the Company anticipates the Williston Divestiture will exceed the relevant materiality considerations set forth in Regulation S-X rule 4-10(c)(6)(i) which will necessitate the calculation of a gain (loss) under the full cost method of accounting. The Company has therefore prepared the pro forma condensed combined balance sheet based on the estimated gain on disposition of $476.7 million. As these gains are directly attributable to the Williston Divestiture and are not expected to have a continuing impact on Company’s operations, they are reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

•                  Debt Repurchase

5.              Reflects a cash payment of $153 million to pay off the outstanding balance on the revolving credit facility and $591.8 million for the redemption of $523.5 million of the Company’s outstanding 12.0% second lien notes and 50% of the outstanding 6.75% unsecured notes, resulting in a loss on the repurchase of debt of $68.3 million. The loss on repurchase of debt is reflected as an adjustment to retained earnings on the unaudited pro forma condensed consolidated balance sheet because the loss is not expected to have a continuing impact on the Company’s operations.

Statements of operations adjustments

•                  Eagle Ford Divestiture

6.              Reflects the elimination of oil and natural gas revenues as well as other operating revenue related to the Eagle Ford Divestiture properties.

7.              Reflects the adjustments related to lease operating, workover and other, taxes other than income, and gathering and other expenses related to the Eagle Ford Divestiture properties.

8.              Reflects the elimination of estimated depreciation and accretion expense related to the Eagle Ford Divestiture properties. For the year ended December 31, 2016, also reflects the elimination of the estimated depletion and full cost ceiling impairment related to the Eagle Ford properties.

9.              Reflects the elimination of the gain on sale of oil and natural gas properties related to the Eagle Ford Divestiture. The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under this method of accounting, sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless the adjustment significantly alters the relationship between capitalized costs and proved reserves. The carrying value of the properties sold was determined by allocating total capitalized costs within the full cost pool between properties sold and properties retained based on their relative fair values.

10.       For the six months ended June 30, 2017, reflects the reversal of the income tax provision for alternative minimum tax generated by the Eagle Ford Divestiture. For the year ended December 31, 2016, reflects the additional income tax provision of alternative minimum tax generated by the net increase to taxable income due to the decrease to tax depreciation, depletion and amortization.

•                  Equity Financing

11.       The 5,518 shares of preferred stock converted in April 2017 at a conversion ratio of 10,000 common shares for each share of preferred stock. At the date of the preferred stock commitment (January 24, 2017), the preferred stock was considered to have beneficial conversion feature because the proceeds of $7.25 per converted common share were less than the fair value of common stock of $8.12 per share. The adjustment for the year ended December 31, 2016 reflects the intrinsic value to the preferred stockholders through a non-cash preferred dividend, which reduces net income (loss) available to common stockholders. The adjustment for the period ended June 30, 2017 reflects the elimination of the non-cash preferred dividend recorded in the historical results of operations.

•                  Acquired Properties

12.       Reflects the operating revenues related to the Acquired Properties. The adjustment is necessary to record the operating revenues of the Acquired Properties that are not reflected in Halcón’s historical results of operations.

13.       Reflects the adjustment related to lease operating, workover and other, taxes other than income, and gathering and other expenses related to the Acquired Properties. The adjustment is necessary to record the operating expenses of the Acquired Properties that are not reflected in Halcón’s historical results of operations.

14.       For the year ended December 31, 2016, pro forma depletion is calculated on a unit of production basis as if the transaction for the Acquired Properties was consummated on January 1, 2016. The adjustment also includes depreciation expense on other property and equipment using estimated remaining useful lives and accretion expense on asset retirement obligations was calculated as if applied on a full year basis. The adjustment is necessary to record depreciation and accretion expense of the Acquired Properties that are not reflected in Halcón’s historical results of operations.

15.       Reflects the incremental income tax provision of alternative minimum tax based on the pro forma income from the Acquired Properties.

•                  Williston Divestiture

16.       Reflects the elimination of oil and natural gas revenues as well as other operating revenue related to the Williston Divestiture properties.

17.       Reflects the adjustments related to lease operating, workover and other, taxes other than income, and gathering and other expenses related to the Williston Divestiture properties.

18.       Reflects the elimination of estimated depletion, depreciation and accretion expense related to the Williston Divestiture properties. For the year ended December 31, 2016, reflects the elimination of the estimated full cost ceiling impairment related to the Williston Divestiture properties.

19.       Reflects the additional income tax provision of alternative minimum tax generated by the net increase to taxable income due to the decrease to tax depreciation, depletion and amortization offset in part by the decrease to income from operations related to the Williston Divestiture properties.

•                  Debt Repurchase

20.       Reflects the elimination of interest expense related to the repurchase of all of the outstanding 12% second lien notes and 50% of the 6.75% unsecured notes outstanding as of June 30, 2017 as well as repayment of the outstanding balance on the revolving credit facility.

21.       Reflects the additional income tax provision of alternative minimum tax generated by the reduction of interest expense from the repurchase of outstanding debt.

•                  Fresh-Start Accounting Adjustments

22.       Represents the reduction in depletion, depreciation, and accretion expense following the fair value measurement as part of applying fresh-start accounting upon emergence from reorganization under Chapter 11. The Company calculated a fresh-start depletion rate using proved reserves and the actual production for 2016 as well as applied a weighted average useful life for depreciation of the Company’s other operating property and equipment. Accretion expense was calculated as if applied on a full year basis. The Company did not adjust any full cost ceiling impairments as a result of these adjustments.

23.       Reflects the elimination of $88.5 million of interest expense accrued on creditor notes forgiven as part of the plan of reorganization. This amount is offset by $4.9 million of amortization of the consent payment on the Company’s second lien notes and the fair value discount applied on such notes as part of fresh-start accounting.

24.       Represents the elimination of reorganization items that were directly attributable to the Chapter 11 reorganization.

25.       Reflects the additional income tax provision of alternative minimum tax generated by the reduction of interest expense from the above fresh-start accounting pro forma adjustments.

•                  HK TMS Divestiture

26.       Reflects the elimination of operating revenues of HK TMS, LLC.

27.       Reflects the elimination of operating and administrative expenses of HK TMS, LLC.

28.       Represents the elimination of depletion expense and the full cost ceiling impairments incurred by HK TMS, LLC on its oil and natural gas properties.

29.       Reflects the elimination of the HK TMS embedded derivative and the gain recorded from deconsolidation.

30.       Reflects the income tax benefit generated by a reduction in alternative minimum tax caused by reduced operating income in the HK TMS Divestiture pro forma adjustments.

31.       Reflects the elimination of the HK TMS preferred dividends to the Buyer and the accretion of the preferred shares to the required redemption value.